Exhibit 5.1

Harney Westwood & Riegels LP Craigmuir Chambers PO Box 71 Road Town Tortola VG1110 British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547

22 May 2020

greg.boyd@harneys.com

+1 284 852 4137

043011.0027 - GAB

China Ceramics Co., Ltd

Junbing Industrial Zone

Anhai

Jinjiang City

Fujian Province

People’s Republic of China

Dear Sirs

China Ceramics Co., Ltd., Company, Company No 1542549 (the Company)

We are lawyers qualified to practise in the British Virgin Islands and have acted as British Virgin Islands legal advisers to the Company in connection with the offering (the Offering) by the Company of 1,102,950 shares in the Company (each a Share and together, the Shares) being made pursuant to an effective "shelf" registration statement on Form F-3 (File No. 333-228182) that was previously filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on November 19, 2018 (the Registration Statement). It is understood that the Offering is being made only by means of a prospectus supplement complying to be filed with the SEC.

We are furnishing this opinion as Exhibit 5.1 to the Form 6-K (the Form 6-K) to be filed by the Company with the SEC in connection with the Offering. All of the Shares are to be sold by the Company as described in the Form 6-K.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

A list of partners is available for inspection at our offices. Bermuda legal services provided through an association with Zuill & Co.	Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | London Montevideo | Shanghai | Singapore | Vancouver www.harneys.com

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1	Existence and Good Standing. The Company is a company duly incorporated with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

2	Authorised Shares. The Company is authorised to issue a maximum of 51,000,000 shares of US$0.008 par value each, of a single class.

3	Valid Issuance of Shares. Each Share will, (i) when issued in accordance with the Registration Statement and the duly passed Resolutions, (ii) once consideration of not less than the par value of each Share is received by the Company per Share, and (iii) once the name of the shareholder is entered on the register of members of the Company as the holder of the Share, be validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect to the Share).

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading Legal Matters.

In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

Yours faithfully

/s/ Harney Westwood & Riegels LP

2

Schedule 1

List of Documents and Records Examined

1	a copy of the Certificate of Incorporation and Memorandum and Articles of Association of the Company obtained from the Registry of Corporate Affairs on 21 May 2020;

2	the records and information certified by Harneys Corporate Services Limited, the registered agent of the Company, on 21 May 2020 of the statutory documents and records maintained by the Company at its registered office (the Registered Agent’s Certificate);

3	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 21 May 2020;

4	the records of proceedings on file with, and available for inspection on 21 May 2020 at the High Court of Justice, British Virgin Islands;

5	a copy of an the unanimous written resolutions of the board of directors of the Company dated 22 May 2020 approving the Company’s entry into, and authorising the execution and delivery by, the Company of the Transaction Documents (the Resolutions); and

6	the Registration Statement (which term shall include the Prospectus).

(1 - 6 above are the Corporate Documents).

3

Schedule 2

Assumptions

1	Directors. The board of directors of the Company considers the issuance of the Shares in accordance with the Registration Statement and the Resolution to be in the best interests of the Company and no director has a financial interest in or other relationship to a party or the transactions contemplated by the Resolutions, the Registration Statement and Prospectus which has not been properly disclosed in the Resolutions.

2	Authenticity of Documents. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

3	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete, and the information recorded in the Registered Agent’s Certificate was accurate as at the date of the passing of the Resolutions.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

4

Schedule 3

Qualifications

1	Public Records. Records reviewed by us may not be complete for various reasons. In particular you should note that:

(a)	in special circumstances the court may order the sealing of the court record, which would mean that a record of the court action would not appear on the High Court register;

(b)	failure to file notice of appointment of a receiver with the Registry of Corporate Affairs does not invalidate the receivership but merely gives rise to penalties on the part of the receiver;

(c)	a liquidator of a British Virgin Islands company has 14 days after their appointment within which they must file notice of their appointment at the Registry of Corporate Affairs; and

(d)	although amendments to the Memorandum and Articles of Association of a company are normally effective from the date of registration with the Registry of Corporate Affairs, it is possible for a British Virgin Islands court to order that they be treated as being effective from an earlier date, and searches would not reveal the amendments until the court order was subsequently filed, and accordingly our searches would not indicate such issues.

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3	Amendment. A British Virgin Islands court would not treat as definitive a statement in a contract that it could only be amended or waived in writing but would be able to consider all the facts of the case particularly where consideration had passed to determine whether a verbal amendment or waiver had been effected and if it found that it had such verbal amendment or waiver would be deemed to have also amended the stated requirement for a written agreement.

4	Good Standing. To maintain the Company in good standing under the laws of the British Virgin Islands, annual licence fees must be paid to the Registrar of Corporate Affairs.

5	Conflict of Laws. An expression of an opinion on a matter of British Virgin Islands law in relation to a particular issue in this opinion should not necessarily be construed to imply that the British Virgin Islands courts would treat British Virgin Islands law as the proper law to determine that issue under its conflict of laws rules.

6	Sanctions. The obligations of the Company may be subject to restrictions pursuant to United Nations and European Union sanctions as implemented under the laws of the British Virgin Islands.

7	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act 2018.

5